UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2023

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street
Bristol
Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Directors.

On February 9, 2023, the Board of Directors (the “Board”) of Barnes Group Inc. (the “Company”) approved an increase in the size of the Board from 10 to 11 directors and appointed Neal J. Keating to the Board. Mr. Keating will serve as director until the next annual meeting of shareholders and thereafter until his successor is chosen and qualified. Mr. Keating has also been appointed to the Corporate Governance Committee of the Board.

Mr. Keating served as the Executive Chairman of the Board of Kaman Corporation (a publicly traded aerospace and industrial distribution company) at his retirement in April 2021, which followed serving as its Chairman, President and Chief Executive Officer (2008 to 2020) and President and Chief Operating Officer (2007 to 2008). His prior positions include Chief Operating Officer of Hughes Supply; Chief Executive Officer of GKN Aerospace; and Executive Vice President and Chief Operating Officer, Commercial Systems at Rockwell Collins, a spin-off of Rockwell International where he held roles of increasing responsibility in the automation and aerospace businesses over his more than two-decade tenure. Mr. Keating currently serves on the boards of Hubbell Inc., Triumph Group Inc., Form Technologies Inc. (a private company) and Embry-Riddle Aeronautical University. Mr. Keating received a degree in electrical engineering from the University of Illinois and an MBA from the University of Chicago.

There is no arrangement or understanding between Mr. Keating and any other persons by which he was selected as a director. The Board determined that Mr. Keating qualifies as independent under applicable rules and regulations, and Mr. Keating does not have a direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Keating will participate in the standard compensation and benefit programs for the Company's non-management directors, which are described in the “Director Compensation in 2021” section of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on March 25, 2022. Mr. Keating’s 2023 compensation will be prorated based on the date of his appointment to the Board. In addition, the Company and Mr. Keating have entered into the Company’s standard form of indemnification agreement for Company directors, which provides for indemnification and advancement of expenses to the fullest extent permitted by applicable law for certain liabilities that may arise by reason of Mr. Keating’s status or service as a director. The above description of the indemnification agreement is qualified in its entirety by the terms of the Form of Indemnification Agreement, a copy of which was previously filed as Exhibit 10.24 to the Company’s Annual Report on Form 10-K, filed on February 21, 2017, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on February 9, 2023, announcing the election of Mr. Keating to the Board. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibit No.
99.1	Press Release of the Company dated February 9, 2023.
104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES GROUP INC.
(Registrant)

Date: February 13, 2023	By:	/s/ Jay Knoll
Jay Knoll Senior Vice President, General Counsel and Secretary